UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 3, 2016
FLIR Systems, Inc.
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-21918 (Commission File Number)	93-0708501 (IRS Employer Identification No.)

27700A SW Parkway Ave (Address of Principal Executive Offices)		97070 (Zip Code)

503-498-3547
(Registrant’s telephone number, including area code)
 (Former name or former address, if changed since last report)

________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Asset Purchase Agreement
October 1, 2016, FLIR Systems, Inc., an Oregon corporation (“FLIR”), entered into an Asset Purchase Agreement (the “APA”), dated as of October 1, 2016, by and among FLIR Integrated Imaging Solutions, Inc., a British Columbia company (the “Purchaser”), Point Grey Research Inc., a Canadian corporation (the “Seller”), FLIR and certain shareholders of the Seller. The APA provides that, among other things, upon the terms and subject to the conditions set forth in the APA, the Purchaser will purchase and assume from the Seller substantially all of the assets and liabilities of the Seller for approximately $253 million in cash (the “Purchase Price”) (the “Transaction”). Under the APA, FLIR has agreed to guarantee the Purchaser’s payment of the Purchase Price. FLIR expects the Transaction to close in the fourth quarter of 2016.
Each of the parties to the APA has made representations, warranties and covenants in the APA that are customary for a transaction of this nature. Consummation of the Transaction is subject to customary conditions, including the approval of the Seller’s shareholders.
FLIR previously disclosed the Transaction and its announcement thereof in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2016.

The foregoing description of the APA and the transactions contemplated thereby contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the APA, a copy of which is attached as Exhibit 2.1 and incorporated herein by reference.

Cautionary Statements Regarding Forward-Looking Information

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to: the expected timing of the consummation of the Transaction. Forward-looking statements may contain words such as “will,” “expects” or similar expressions, and include the assumptions that underlie such statements. Such statements are based on current expectations, estimates, and projections based, in part, on potentially inaccurate assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: the challenges and costs of closing the acquisition, and other risks discussed from time to time in FLIR's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or Internet service providers.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits
    2.1    Asset Purchase Agreement by and among FLIR Integrated Imaging Solutions, Inc., Point Grey Research Inc., FLIR Systems, Inc. and certain shareholders of Point Grey Research Inc., dated as of October 1, 2016.*

*The registrant has omitted certain schedules and exhibits to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The schedule of exhibits omitted is included with such agreement. The registrant shall supplementally furnish a copy of any of the omitted schedules to the Commission upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLIR SYSTEMS, INC.
Date: October 6, 2016	By:	/s/ Todd M. DuChene
Todd M. DuChene Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1
Asset Purchase Agreement by and among FLIR Integrated Imaging Solutions, Inc., Point Grey Research Inc., FLIR Systems, Inc. and certain shareholders of Point Grey Research Inc., dated as of October 1, 2016.*

*The registrant has omitted certain schedules and exhibits to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The schedule of exhibits omitted is included with such agreement. The registrant shall supplementally furnish a copy of any of the omitted schedules to the Commission upon request.